SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BIOFUEL ENERGY, LLC

THE LLC INTERESTS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

CERTAIN OF THE LLC INTERESTS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO CONDITIONS AND RESTRICTIONS ON TRANSFER SET FORTH HEREIN, AND THE LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNLESS AND UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO THE REQUESTED TRANSFER.

i

ii

iii

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of BioFuel Energy, LLC (the “LLC” or the “Company”), is made as of June 19, 2007, among the Members (as defined below).

WHEREAS the LLC was formed by the filing of a Certificate of Formation with the Secretary of State of Delaware on January 25, 2006; and

WHEREAS the Members desire that this Agreement amend and restate in its entirety the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 25, 2006 (the “Existing LLC Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions and Usage

SECTION 1.01. Definitions. Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Accounting Firm” has the meaning set forth in Section 4.01(d).

“Additional Credit Amount” has the meaning set forth in Section 4.01(f).

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Fiscal Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Member’s Capital Account balance shall be:

(i)  reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and

(ii)  increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the LLC pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Admission Date” has the meaning set forth in Section 8.06.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control”

means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Amended Tax Amount” has the meaning set forth in Section 4.01(f).

“Assumed Tax Rate” means the highest effective marginal combined U.S. federal, state and local income tax rate for a Fiscal Year for an individual or corporate resident in New York, New York (taking into account (a) the nondeductibility of expenses subject to the limitation described in Section 67(a) of the Code and (b) the character (e.g., long-term or short-term capital gain or ordinary or tax-exempt income) of the applicable income). For the avoidance of doubt, the Assumed Tax Rate will be the same for all Members.

“Available Cash” means cash of the LLC which the Manager determines is available for distribution to the Members.

“Book Value” means, with respect to any LLC property, the LLC’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g) (including the issuance of new Units).

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday in New York, New York or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Capital Account” has the meaning set forth in Section 5.03.

“Capital Contributions” means, with respect to any Member, any contribution, whether in cash or other property, made by such Member to the LLC pursuant to the terms of this Agreement.

“Cargill” means Cargill Biofuels Investments, LLC, a Delaware limited liability company, and any of its Affiliates, so long as such Affiliate is also an Affiliate of Cargill, Incorporated, a Delaware corporation.

“Certificate” means the LLC’s Certificate of Formation as filed with the Secretary of State of Delaware, as amended to the date hereof.

“Certificate of Incorporation” means the certificate of incorporation, as may be amended from time to time, of the Corporation.

“Class B Stock” means the Class B Common Stock, par value $0.01 per share, of the Corporation authorized and issued under Section 4.01(b) of the Certificate of Incorporation or any applicable successor provision.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Corporation authorized and issued under Section 4.01(a) of the Certificate of Incorporation or any applicable successor provision.

“Corporation” means BioFuel Energy Corp., a Delaware corporation.

“Covered Person” has the meaning set forth in Section 10.01.

“Credit Amount” has the meaning set forth in Section 4.01(f).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. Section 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Disabling Event” means the Manager ceasing to be the managing member of the LLC.

“Distribution” means each distribution made by the LLC to a Member, whether in cash, property or securities of the LLC and whether by distribution, redemption, repurchase or otherwise.

“Edelman” means Thomas J. Edelman.

“Effective Time” has the meaning set forth in Section 2.01.

“Effective Time Units” means, with respect to any Member, the number of Units held by such Member as of the Effective Time (reflecting the conversion described in Section 2.01) as set forth on Schedule A.

“Escrow Agent” means JPMorgan Chase Bank, N.A. in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement dated the date hereof among the Management Members (other than Edelman), the other Members party thereto and the Escrow Agent.

“Escrowed Securities” has the meaning set forth in Section 4.01(b).

“Excess Amount” has the meaning set forth in Section 4.01(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” has the meaning set forth in Section 8.03(a).

“Existing LLC Agreement” has the meaning set forth in the preamble to this Agreement.

“Fair Market Value” has the meaning set forth in Section 9.02(c).

“Family Members” has the meaning set forth in Section 8.02(a).

“Final Tax Amount” has the meaning set forth in Section 4.01(f).

“Fiscal Period” means any interim accounting period within a Fiscal Year established by the Manager and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the LLC’s annual accounting period established pursuant to Section 6.02.

“Greenlight” means, collectively, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Capital Offshore, Ltd. and Greenlight Reinsurance, Ltd.

“Greenlight/Third Point Sale” means a sale by Greenlight or Third Point of shares of Common Stock that occurs after the Effective Time and prior to the True-Up Date; provided, however, that a Greenlight/Third Point Sale shall only be deemed to occur:

(a) for Greenlight, with respect to sales by Greenlight of an aggregate number of shares of Common Stock not to exceed 9,353,500 (as such number may be adjusted for stock splits, stock dividends, recapitalizations, reorganizations and other similar transactions) shares, with any sales by Greenlight of shares of Common Stock in excess of such amount not being deemed to be Greenlight/Third Point Sales for any purpose of this Agreement; and

(b) for Third Point, with respect to sales by Third Point of an aggregate number of shares of Common Stock not to exceed 4,676,750 (as such number may be adjusted for stock splits, stock dividends, recapitalizations, reorganizations and other similar transactions) shares, with any sales by Third Point of shares of Common Stock in excess of such amount not being deemed to be Greenlight/Third Point Sales for any purpose of this Agreement.

For purposes of this definition, the word “sale” shall include any pledge, sale, contract to sell, or the grant of any option, right or warrant to purchase, or other disposition or transfer for value of, or the entry into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of, shares of Common Stock.

“Greenlight/Third Point Specified A Unit Percentage” shall mean a percentage that is determined by adding together the respective Specified A Unit Percentages of Greenlight and Third Point.

“Incapacity” means, with respect to any Person, the bankruptcy, dissolution, termination, entry of an order of incompetence, or the insanity, permanent disability or death of such Person.

“Incentive Plan” means any equity incentive or similar plan pursuant to which the Corporation may issue shares of its Common Stock from time to time.

“Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized or synthetic leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person’s assets and (viii) any fees, penalties or accrued and unpaid interest with respect to the foregoing.

“Indemnified Person” has the meaning set forth in Section 10.05(a).

“Individual Sale Company Valuation” shall be determined upon the occurrence of each Greenlight/Third Point Sale and shall be the product of (i) the price per share of Common Stock sold by Greenlight or Third Point in such Greenlight/Third Point Sale, (ii) 23,000,000 and (iii) the quotient obtained by dividing (A) the number of shares sold by Greenlight or Third Point in such Greenlight/Third Point Sale by (B) 14,030,250; provided, however, that:

(a) if on the True-Up Date Greenlight has sold less than an aggregate of 9,353,500 (as such number may be adjusted for stock splits, stock dividends, recapitalizations, reorganizations and other similar transactions) shares of Common Stock, then for purposes of calculating Individual Sale Company Valuations, Greenlight shall be deemed to have sold on the True-Up Date a number of shares of Common Stock equal to the excess of (i) 9,353,500 (as such number may be adjusted for stock splits, stock dividends, recapitalizations, reorganizations and other similar transactions) shares of Common Stock, over (ii) the aggregate number of shares of Common Stock actually sold by Greenlight prior to the True-Up Date, at a price per share equal to the Trading Price of the Common Stock as of the True-Up Date; and

(b) if on the True-Up Date Third Point has sold less than an aggregate of 4,676,750 (as such number may be adjusted for stock splits, stock dividends, recapitalizations, reorganizations and other similar transactions) shares of Common Stock, then for purposes of calculating Individual Sale Company Valuations, Third Point shall be deemed to have sold on the True-Up Date a number of shares of Common Stock equal to the excess of (i) 4,676,750 (as such number may be adjusted for stock splits, stock dividends, recapitalizations, reorganizations and other similar transactions) shares of Common Stock, over (ii) the aggregate number of shares of Common Stock actually sold by Third Point prior to the True-Up Date, at a price per share equal to the Trading Price of the Common Stock as of the True-Up Date.

“IPO” means the initial public offering of Common Stock, pursuant to a Registration Statement on Form S-1 (Registration No. 333-139203).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity-related preferences), including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Assets” has the meaning set forth in Section 9.02(b).

“Liquidation FMV” has the meaning set forth in Section 9.02(b).

“Liquidator” has the meaning set forth in Section 9.02.

“LLC” or “Company” has the meaning set forth in the preamble to this Agreement.

“LLC Certificate” has the meaning set forth in Section 7.08.

“LLC Interest” means the membership interest of a Member in Net Income, Net Losses and Distributions.

“Losses” has the meaning set forth in Section 10.05(a).

“Management Member” means each Member designated as a Management Member in Schedule B hereto, as updated from time to time, and any Permitted Transferee thereof to whom Units are transferred in accordance with this Agreement.

“Manager” means the Corporation or any successor manager admitted to the LLC pursuant to this Agreement.

“Member” means any Person admitted to the LLC as a Member pursuant to the terms of this Agreement; but only so long as such Person is shown on the LLC’s books and records as the owner of one or more Units. The Persons listed on Schedule A hereto are all of the Members as of the Effective Time.

“Minimum Gain” means Company minimum gain determined pursuant to Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Net Income” and “Net Loss” means, for each Fiscal Year or Fiscal Period, the taxable income or loss of the LLC determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction, required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) and with the accounting method used by the LLC for federal income tax purposes with the following adjustments: (a) all items of income, gain, loss, or deduction allocated pursuant to Section 4.05 (relating to Special Allocations) shall not be taken into account in computing such taxable income or loss; (b) any income of the LLC that is exempt from federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (c) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Book Value; (d) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall for purposes of determining Net Income and Net Loss be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the federal income tax depreciation, amortization or other cost recovery deduction is zero, the Manager may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Net Income and Net Loss); (e) any expenditures of the LLC that are described in Section 705(a)(2)(B) of the Code or are treated as described in Section 705(a)(2)(B) of the Code pursuant to Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income and Net Loss shall be treated as deductible items; and (f) in the event the Book Value of any LLC asset is adjusted in accordance with the definition of Book Value and Section 5.03, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss.

“Net Taxable Income” has the meaning set forth in Section 4.01(f).

“Nonrecourse Debt Minimum Gain” means the partnership nonrecourse debt minimum gain determined pursuant to Treasury Regulation Section 1.704-2(i).

“Notice of Disagreement” has the meaning set forth in Section 4.01(d).

“Officer” means any officer of the LLC appointed pursuant to Section 3.06.

“Permitted Transferee” has the meaning set forth in Section 8.02(a).

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shortfall Amount” has the meaning set forth in Section 4.01(e).

“Specified A Unit Percentage” means, with respect to Greenlight, 53.4331% and, with respect to Third Point, 26.7165%.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the LLC.

“Substituted Member” means any Person becoming a Member pursuant to Section 8.07.

“Tax Amount” has the meaning set forth in Section 4.01(f).

“Tax Benefit Sharing Agreement” means the Tax Benefit Sharing Agreement by and among the Corporation and the Members, dated as of June 19, 2007.

“Tax Distributions” has the meaning set forth in Section 4.01(f).

“Tax Matters Member” has the meaning set forth in Section 5.08.

“Third Point” means, collectively, Third Point Partners, L.P., Third Point Partners Qualified, L.P., Daniel S. Loeb, Lawrence J. Bernstein and Todd Q. Swanson.

“Trading Price” means the price per share of the Common Stock determined as follows:

(a) if traded on a securities exchange (including the Nasdaq Global Market), the Trading Price shall be deemed to be the average of the closing prices of the

Common Stock on such exchange on the applicable date, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange as of 4:00 p.m., New York time, or, if on any day the Common Stock is not traded on an exchange, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the Business Day as of which the Trading Price is being determined and the twenty-nine (29) consecutive Business Days prior to such day; or

(b) if at any time the Common Stock is not traded on a securities exchange or quoted in the domestic over-the-counter market, the Trading Price shall be the fair value thereof, as determined by the Manager.

“Transfer” has the meaning set forth in Section 8.01.

“Treasury Regulations” means the income tax regulations promulgated under the Code as amended from time to time or any successor regulations.

“True-Up Certificate” has the meaning set forth in Section 4.01(d)

“True-Up Date” means the earlier of (i) the date on which both (x) Greenlight shall have sold an aggregate of 9,353,500 (as such number may be adjusted for stock splits, stock dividends, recapitalizations, reorganization and other similar events) or more shares of Common Stock after the Effective Time and (y) Third Point shall have sold an aggregate of 4,676,750 (as such number may be adjusted for stock splits, stock dividends, recapitalizations, reorganization and other similar events) or more shares of Common Stock after the Effective Time and (ii) the expiration of five years from the Effective Time. For purposes of this definition, the word “sold” shall include any pledge, sale, contract to sell, or the grant of any option, right or warrant to purchase, or other disposition or transfer for value of, or the entry into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of, shares of Common Stock.

“True-Up Value” means a dollar amount equal to the aggregate Individual Sale Company Valuations.

“Trued-Up Units” means, for each Member, the number of Units that would have been issued to such Member under Section 4.1(a) of the First Amended and Restated Limited Liability Company Agreement of the LLC, as such agreement was in effect on June 19, 2007 (such agreement being the “A&R LLC Agreement”), assuming that:

(a) the IPO had occurred on the True-Up Date, rather than on June 19, 2007;

(b) the date of distribution for purposes of such Section 4.1(a) is the True-Up Date, rather than June 19, 2007, such that (i) the A/B Unit Preferred Return, (ii) the M

Unit Preferred Return, and (iii) the preferred return referred to in Section 4.1(a)(vii) of the A&R LLC Agreement, shall each be deemed to accrue through the True-Up Date, rather than only through June 19, 2007;

(c) the valuation applied for purposes of such Section 4.1(a) was equal to the True-Up Value, rather than $241,500,000 (the value applied at the Effective Time);

(d) (i) each of the A Unit Percentages, B Unit Percentages, M Unit Percentages, A/B Unit Percentages, C Unit Percentages, the A/B/M Unit Percentages and C/D Unit Percentages (each as defined in the A&R LLC Agreement) are the same for each Member as they were on June 19, 2007, and (ii) no Transfers of Units had taken place from and after June 19, 2007; and

(e) no distributions have ever been made pursuant to Section 4.1(a) of the A&R LLC Agreement.

“Unit” means an LLC Interest of a Member in the LLC representing a fractional part of the LLC Interests of all Members and shall consist of only one class or group of Units; provided that any Units issued shall have rights, powers and duties set forth in this Agreement.

“Unit Percentage” means, with respect to any Member, a fraction (expressed as a percentage) established at the time of determination by dividing (i) the number of Units held by such Member at such time by (ii) the total number of Units held by all Members at such time.

“Withholding Advances” has the meaning set forth in Section 4.06(b).

SECTION 1.02. Usage Generally; Interpretation. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Words in the singular or the plural include the plural or the singular, as the case may be. The use of the word “or” is not exclusive. All references herein to the preamble, Articles, Sections, Subsections, paragraphs, Exhibits and Schedules shall be deemed to be references to the preamble, Articles, Sections, Subsections, paragraphs, Exhibits and Schedules of this Agreement unless the context otherwise requires. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any statute or law defined or referred to herein means such statute or law as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Treasury Regulations or is expressly prohibited or ineffective under the Delaware Act, this Agreement shall govern, even when inconsistent with, or different from, the provisions of the Delaware Act or any other law or rule.

ARTICLE II

Organizational and Other Matters

SECTION 2.01. Formation and Continuation of LLC; Effective Time. The LLC was formed on January 25, 2006, pursuant to the provisions of the Delaware Act, and the Members hereby agree to continue the Company as a limited liability company pursuant to the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement. Upon consummation of the IPO, (a) this Agreement shall become effective (the “Effective Time”) immediately and without any further action on the part of any party hereto and (b) the terms, rights and obligations under the Existing LLC Agreement shall cease. Without limiting the generality of the foregoing, as of the Effective Time, and in accordance with the Existing LLC Agreement, the A Units, the B Units, the C Units, the D Units and the M Units under the Existing LLC Agreement shall be converted into the Units and as a result thereof shall cease to exist and be of no further value and the LLC Interests represented by the Units under this Agreement shall be the only equity interests in the LLC. An authorized officer or representative of the Company shall file and record any amendments and/or restatements to the Certificate and such other documents as may be required or appropriate under the laws of the State of Delaware and of any other jurisdiction in which the Company may conduct business. The LLC shall, upon request, provide any Member with copies of each such document as filed and recorded.

SECTION 2.02. Limited Liability Company Agreement. The Members agree that this Agreement serves the purpose of establishing the affairs of the LLC and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the LLC set forth in Section 2.06 the rights and obligations of the Members with respect to the LLC will be determined in accordance with the terms and conditions of this Agreement and, except where the Delaware Act provides that such rights and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights and obligations are set forth in this Agreement, the Delaware Act; provided that notwithstanding the foregoing, Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) shall not apply to or be incorporated into this Agreement.

SECTION 2.03. Name. The name of the LLC shall be “BioFuel Energy, LLC.” The Manager in its sole discretion may change the name of the LLC at any time and from time to time. Notification of any such change shall be given to all Members. The LLC’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

SECTION 2.04. Purpose. The purpose and the business of the LLC shall be to engage in any lawful business for which a limited liability company may be organized under the Delaware Act. The LLC shall have any and all powers necessary or desirable to carry out the purposes and business of the LLC, to the extent that the same may be lawfully exercised by limited liability companies under the Delaware Act.

SECTION 2.05.Principal Office; Registered Office. The principal office of the LLC shall be located at 1801 Broadway, Suite 1060, Denver, CO 80202, or at such other place as the Manager may from time to time designate, and all business and activities of the LLC shall be deemed to have occurred at its principal office. The LLC may maintain offices at such other place or places as the Manager deems advisable. The address of the registered office of the LLC in the State of Delaware shall be as set forth in the Certificate and the registered agent for service of process on the LLC in the State of Delaware at such registered office shall be Corporation Service Company.

SECTION 2.06. Term.The term of the LLC shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article IX.

SECTION 2.07.Foreign Qualification. Prior to the LLC’s conducting business in any jurisdiction other than Delaware, the Manager shall cause the LLC to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the LLC as a foreign limited liability company in that jurisdiction. At the request of the Manager or any Officer, each Member shall execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the LLC as a foreign limited liability company in all such jurisdictions in which the LLC may conduct business.

SECTION 2.08. Tax Classification of LLC. The Members intend that the LLC shall be treated as a partnership for federal and state or local income tax purposes, and that each Member and the LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

Management

SECTION 3.01. Sole Manager. The Members shall not manage and control the business and affairs of the LLC, except for situations in which the approval of the Members is required by this Agreement or by non-waivable provisions of applicable law. The Manager shall exclusively manage and control the LLC’s business, affairs and day-to-day operations and, in such capacity, shall be the “manager” of the LLC within the meaning of the Delaware Act.

SECTION 3.02. Authority of the Sole Manager. Except for situations in which the approval of the Members is otherwise required by this Agreement, or by non-waivable provisions of applicable law, (i) the powers of the LLC shall be exercised by or under the sole, absolute and exclusive direction of the Manager, (ii) the Manager may make all decisions and take all actions for the LLC not otherwise provided for in this Agreement, and (iii) the Manager shall possess all powers necessary, convenient or appropriate to carry out the business of the LLC, including doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement (and is hereby authorized and directed, on behalf of the LLC and in accordance with Section 18-404(c) of the Delaware Act, to do all such things and to take all such actions without any further act, vote, consent or approval of any Member or the Board, unless otherwise specifically required by this Agreement).

SECTION 3.03. Authority of Members. In all matters relating to or arising out of the conduct of the operation of the LLC, the decision of the Manager shall be the decision of the LLC. Except as required or permitted by applicable law, or expressly provided in the ultimate sentence of this Section 3.03 or by separate agreement with the LLC, no Member who is not also the Manager (and acting in such capacity) shall take any part in the management or control of the operation or business of the LLC in its capacity as a Member, nor shall any Member who is not also the Manager (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the LLC in his or its capacity as a Member in any respect or assume any obligation or responsibility of the LLC or of any other Member. Notwithstanding the foregoing, the LLC may employ one or more Officers from time to time, and such Officers, in their capacity as employees of the LLC, may take part in the control and management of the business of the LLC to the extent such authority and power to act for or on behalf of the LLC has been delegated to them by the Manager.

SECTION 3.04. Removal and Replacement of Manager. The Manager may not be removed or replaced at any time with or without the consent of the Manager.

SECTION 3.05. Reliance by Third Parties. Any Person dealing with the LLC, other than a Member, may rely on the authority of the Manager (or any Officer authorized by the Manager) in taking any action in the name of the LLC without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Manager (or any Officer authorized by the Manager) in the name of the LLC with respect to any business or property of the LLC shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the LLC and (iii) the Manager or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the LLC.

SECTION 3.06. Officers. (a) Designation and Appointment. The officers of the Corporation shall automatically be designated and appointed as Officers of the LLC, with titles, duties and authority corresponding to the titles, duties and authority held by such Officers in their capacity as officers of the Corporation, and with no specific action required by the Manager in order to appoint such persons. In addition, the Manager may (but need not), from time to time, designate and appoint one or more persons as additional Officers of the LLC. No Officer need be a resident of the State of Delaware or a Member. Any additional Officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them, and no Officer shall be deemed to be a Manager as a result of his or her status as an Officer. The Manager may assign titles to particular Officers and create officer positions in its discretion. Unless the Manager otherwise decides, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Officer by the Corporation or by the Manager pursuant to this Section 3.06(a). Each Officer shall hold office until such Officer’s successor shall be duly designated and shall qualify or until such Officer’s death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the LLC shall be fixed from time to time by the Corporation or the Manager, as applicable.

(b) Resignation/Removal. Any Officer (subject to any contract rights available to the LLC, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Manager in its discretion at any time; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the LLC may be filled by the Manager.

ARTICLE IV

Distributions and Allocations

SECTION 4.01.Distributions.  (a) The Manager, in its discretion, may authorize distributions by the LLC to the Members (including in the event of an extraordinary dividend, refinancing, recapitalization, merger or other restructuring transaction), which distributions shall be made pro rata in accordance with the Members’ respective Unit Percentages.

(b) Upon the Effective Time, each Management Member (other than Edelman) shall deposit with the Escrow Agent one-half of the number of Effective Time Units issued to such Management Member in respect of the C Units and/or D Units held by such Management Member under the Existing LLC Agreement, together with an equal number of shares of Class B Stock (collectively, the “Escrowed Securities”). The Escrowed Securities shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

(c) Greenlight and Third Point shall provide to the Manager within five Business Days after the True-Up Date a certificate setting forth (i) the date of each Greenlight/Third Point Sale, (ii) the price per share of Common Stock sold by Greenlight and/or Third Point in such Greenlight/Third Point Sale, (iii) the number of shares of Common Stock sold by Greenlight and/or Third Point in such Greenlight/Third Point Sale, (iv) the number of Units and number of shares of Common Stock held by each of Greenlight and Third Point as of the True-Up Date, if any (and the number of shares that are deemed to have been sold on the True-Up Date for purposes of this Section 4.01(c)), and (v) the Trading Price as of the True-Up Date.

(d) Within ten Business Days after the True-Up Date, Greenlight shall prepare, in consultation with the Manager, Third Point and the Management Members, and deliver to each of the Manager, Third Point and each Management Member a certificate (the “True-Up Certificate”) setting forth the True-Up Value and each Management Member’s Effective Time Units, Trued-Up Units and the related Excess Amount or Shortfall Amount, as applicable. The True-Up Certificate shall set forth computations and other information in reasonable detail sufficient to demonstrate the calculation of such amounts. Each of the Manager, Third Point and each Management Member shall assist Greenlight in the preparation of the True-Up Certificate as reasonably requested by Greenlight.

(i) The True-Up Certificate shall become final and binding upon the parties upon the tenth Business Day following the receipt by the Manager, Third Point and the Management Members of the True-Up Certificate, unless the Manager, Third Point or a Management Member gives written notice of its disagreement with the True-Up Certificate (a “Notice of Disagreement”) to Greenlight, with a copy to the Manager, prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by Greenlight and the Manager in a timely manner, then the True-Up Certificate shall become final and binding upon the parties upon the earlier of (A) the date that the Manager, Greenlight, Third Point and the Management Members resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm.

(ii) During the ten Business-Day period following the delivery of a Notice of Disagreement, the Manager, Greenlight, Third Point and the Management Members shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such ten Business-Day period, Greenlight and the Manager shall submit to an independent accounting firm (the “Accounting Firm”) for arbitration any and all matters that remain in dispute and were included in the Notice of Disagreement. The Accounting Firm shall be such nationally recognized independent public accounting firm as shall be agreed upon by the Manager,

Greenlight, Third Point and the Management Members in writing. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party or parties against which such determination is to be enforced.

(e) In the event that:

(i) a Management Member’s Effective Time Units are greater than such Management Member’s Trued-Up Units (the excess being the “Excess Amount”), then

(A) with respect to such Management Member (other than Edelman), a number of Units equal to the product of (A) the Greenlight/Third Point Specified A Unit Percentage and (B) the lesser of (x) the Excess Amount and (y) the number of such Management Member’s Escrowed Securities, shall be released and distributed in accordance with the Escrow Agreement to Greenlight and Third Point pro rata based on their respective Specified A Unit Percentages, and all of such Management Member’s Escrowed Securities that are not required to be distributed to Greenlight or Third Point shall be released and distributed to such Management Member in accordance with the Escrow Agreement; and

(B) with respect to Edelman, he shall either (x) distribute a number of Units equal to Edelman’s Excess Amount to Greenlight and Third Point pro rata based on their respective Specified A Unit Percentages, or (y) pay an amount in cash equal to the product of (i) Edelman’s Excess Amount, multiplied by (ii) the Trading Price as of the date of payment, to Greenlight and Third Point pro rata based on their respective Specified A Unit Percentages; and

(ii) a Management Member’s Effective Time Units are less than such Management Member’s Trued-Up Units (the shortfall being the “Shortfall Amount”), then both:

(A) Greenlight and Third Point shall deliver to such Management Member either (or any combination of):

(x) a number of Units equal to the product of (I) such Management Member’s Shortfall Amount, multiplied by (II) Greenlight’s or Third Point’s applicable Specified A Unit Percentage; or

(y)an amount in cash equal to the product of (I) such Management Member’s Shortfall Amount, multiplied by (II) the Trading Price as of the date of payment, multiplied by (III) Greenlight’s or Third Point’s applicable Specified A Unit Percentage; and

(B) all of such Management Member’s Escrowed Securities shall be released and delivered to such Management Member in accordance with the Escrow Agreement; and

(iii) to the extent a Member is obligated to deliver, or cause to be delivered, Units pursuant to this Section 4.01(e), (I) such Member may deliver, or cause to be delivered, a number of shares of Common Stock equal to the number of Units required to be delivered in lieu of delivering such Units (or any combination of shares of Common Stock and Units) and (II) to the extent such Member does not deliver shares of Common Stock in accordance with clause (I) above (and does not deliver cash in lieu of Units, if permitted), shall also deliver with such Units a number of shares of Class B Stock equal to the number of Units required to be delivered.

(iv) In furtherance of the foregoing, promptly upon the True-Up Certificate becoming final and binding upon the parties, as provided in this Section 4.01, the Manager, in consultation with Greenlight and Third Point, shall prepare the release certificate contemplated by the Escrow Agreement and deliver such release certificate to the Escrow Agent.

(f) (i) In addition to the foregoing, if the Manager reasonably determines that the operations of the LLC for a Fiscal Year will give rise to net taxable income for any of the Members (“Net Taxable Income”), the Manager shall cause the LLC to distribute Available Cash for purposes of allowing each of the Members to fund their respective income tax liabilities attributable to the LLC (the “Tax Distributions”). The Tax Distributions payable to a Member with respect to any Fiscal Year shall be computed based upon the Manager’s estimate of the Net Taxable Income allocable to such Member for such Fiscal Year in accordance with this Article IV (taking into account the effect of Section 4.04(b)), multiplied by the Assumed Tax Rate (the “Tax Amount”). For purposes of computing the Tax Amount, the effect of any benefit to a Member under Section 743(b) of the Code will be ignored but any tax credits allocated to a Member for such Fiscal Year shall be taken into account.

(ii) Tax Distributions shall be calculated and paid no later than one day prior to each quarterly due date for the payment by corporations of estimated taxes under the Code in the following manner: (A) for the first quarterly period, 25% of the Tax Amount, (B) for the second quarterly period, 50% of the Tax Amount, less the prior Tax Distributions for the Fiscal Year, (C) for the third quarterly period, 75% of the Tax Amount, less the prior Tax Distributions for the Fiscal Year and (D) for the fourth quarterly period, 100% of the Tax Amount, less the prior Tax Distributions for the Fiscal Year. Following each Fiscal Year, and no later than one day prior to the due date for the payment by corporations of income taxes for such Fiscal Year, the Manager shall make an amended calculation of the Tax Amount for such Fiscal Year (the “Amended Tax Amount”), and shall cause the LLC to distribute a Tax Distribution, out of Available Cash, to the extent that the Amended Tax Amount so calculated exceeds the cumulative Tax Distributions previously made by the LLC in respect of such Fiscal Year. If the Amended Tax Amount is less than the cumulative Tax Distributions previously made by the LLC in respect of the relevant Fiscal Year, then the difference (the “Credit Amount”) shall be applied against, and shall reduce, the amount of Tax Distributions made to the Members for subsequent Fiscal Years. Within 30 days following the date on which the LLC files a tax return on IRS Form 1065 (or any successor form), the Manager shall make a final calculation of the Tax Amount of such Fiscal Year (the “Final Tax Amount”) and shall cause the LLC to distribute a Tax Distribution, out of Available Cash, to the extent that the Final Tax Amount so calculated exceeds the Amended Tax Amount. If the Final Tax Amount is less than the Amended Tax Amount in respect of the relevant Fiscal Year, then the difference (“Additional Credit Amount”) shall be applied against, and shall reduce, the amount of Tax Distributions made to the Members for subsequent Fiscal Years. Any Credit Amount and Additional Credit Amount applied against future Tax Distributions shall be treated as an amount actually distributed pursuant to this Section for purposes of the computations herein. In the event that the Tax Distributions made to a Member for any Fiscal Year shall be less than the Final Tax Amount for such Member due to an insufficiency of Available Cash, then such Member shall receive additional Tax Distributions out of the first Available Cash in subsequent Fiscal Years to make up for such shortfall.

(iii) For the avoidance of doubt, any Tax Distributions distributed to a Member pursuant to this Section 4.01(f) shall not affect the amount of distributions that may be made to such Member pursuant to Section 4.01(a).

SECTION 4.02. Liquidation Distribution. Distributions made upon liquidation of the LLC shall be made as provided in Section 9.02.

SECTION 4.03. Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Manager shall not authorize a distribution to any Member if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

SECTION 4.04. Allocations. (a) Net Income and Net Loss. Except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the LLC shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 4.05, the Capital Accounts of all Members, immediately after making such allocation, are, as nearly as possible, equal on a per Unit basis.

(b) Tax Allocations. For federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under Sections 4.01(a) and 4.05, except that tax items attributable to each asset with respect to which there is a difference between tax basis and Book Value will be allocated in accordance with Section 704(c) of the Code and the Regulations thereunder. Such allocations shall be made using any reasonable method specified in Regulation Section 1.704-3 as the Tax Matters Member determines reasonably and in good faith; provided that with respect to the assets contributed by Cargill the Tax Matters Member shall use either (i) the traditional method with curative allocations or (ii) the remedial method.

SECTION 4.05. Special Allocations. (a) Minimum Gain Chargeback. Notwithstanding any other provision of Section 4.04, if there is a net decrease in Minimum Gain or Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Regulation Sections 1.704-2(d) and 1.704-2(i)) during any Taxable Year, the Members shall be specially allocated items of Net Income for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f), 1.704-2(i)(4), 1.704-2(j)(2). This Section 4.05(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulation Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

(b) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 4.05(b) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 4.01 and this Section 4.05 have been tentatively made as if this Section 4.05(b) were not in the Agreement. This Section 4.05(b) is intended to comply with the “qualified income offset” requirement in such Regulation Section and shall be interpreted consistently therewith.

(c) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a), any Member’s interests in LLC profits shall be in proportion with the respective Unit Percentage.

(d) Nonrecourse Deductions. Any Member nonrecourse deductions (as defined in Treasury Regulation Section 1.704-2(i)(1) and (2)) for any Fiscal Period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member nonrecourse deductions are attributable in accordance with Regulation Section 1.704-2(i)(1). Nonrecourse Deductions (as such term is defined in Treasury Regulation Sections 1.704-2(b)(1) and 1.704-2(c)) of the LLC shall be allocated to the Members in proportion with the respective Unit Percentage.

(e) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining the Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation.

(f) Ordering Rules. Notwithstanding anything to the contrary in this Agreement, allocations for any Fiscal Year or other period of nonrecourse deductions or of items required to be allocated pursuant to the minimum gain chargeback requirements contained in Section 4.05 shall be made before any other allocations hereunder.

SECTION 4.06. Tax Withholding; Withholding Advances. (a) Tax Withholding. If requested by the Manager, each Member shall deliver to the LLC: (i) documentation in form reasonably satisfactory to the Manager that the applicable Member is not subject to withholding under the provisions of any federal, state, local, foreign or other law; and/or (ii) any other form or instrument reasonably requested by the Manager relating to any Member’s status under such law. In the event that a Member fails or is unable to deliver to the Manager the documentation described in subclause (i) of this clause (a), the Manager will withhold amounts from such Member in accordance with Section 4.06(b) (relating to Withholding Advances).

(b) Withholding Advances – General. To the extent the LLC is required by law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., backup withholding) (“Withholding Advances”), the Manager may withhold such amounts and make such tax payments as so required; provided that, unless such withholding or payment is required by law or regulation to be made in a lesser amount of time, the Manager shall provide not less than ten (10) Business Days’ notice to the applicable Member prior to making such withholding or payment.

(c) Repayment of Withholding Advances. Any Withholding Advances made on behalf of a Member that are not satisfied by withholding from cash distributable to such Member, plus interest thereon at a rate equal to the prime rate announced by Citibank, N.A. as of the date of such Withholding Advances plus two percent (2%) per annum, shall (i) be paid by the Member on whose behalf such Withholding Advances were made on demand by the LLC or (ii) with the consent of the Manager in its sole discretion be repaid by reducing the amount of the current or next succeeding Distribution or Distributions which would otherwise have been made to such Member or, if such Distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) above, for all other purposes of this Agreement such Member shall be treated as having received all the applicable Distributions unreduced by the amount of such Withholding Advance and interest thereon.

(d) Withholding Advances – Reimbursement of Liabilities. Each Member hereby agrees to reimburse the LLC for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto).

ARTICLE V

Capital Contributions; Capital Accounts; Tax Matters

SECTION 5.01. Capital Contributions. The Members have made, on or prior to the date hereof, Capital Contributions and have acquired the number of Units pursuant to the conversion referred to in Section 2.01 as specified opposite their respective names on Schedule A, which shall be updated by the Manager from time to time as appropriate.

SECTION 5.02. No Additional Capital Contributions. No Member (x) shall be required to make additional Capital Contributions to the LLC without the prior written consent of such Member or (y) shall, except as otherwise provided in this Article, be permitted to make additional Capital Contributions to the LLC without the consent of the Manager.

SECTION 5.03. Capital Accounts. (a) The LLC shall maintain on its books and records a separate capital account for each Member according to the rules of Treasury Regulation Section 1.704-1(b) (each such account, a “Capital Account”). The amount in the Capital Account of any Member at any time shall be equal to the sum of:

(i) the amount of such Member’s Capital Contributions, plus

(ii) the amount of Net Income allocated to such Member pursuant to Section 4.01 or any items in the nature of income or gain which are specially allocated pursuant to Section 4.05; plus

(iii) the amount of any LLC liabilities that are assumed by such Member (other than liabilities that are secured by any LLC property distributed to such Member that the Member is considered to assume or take subject to Section 752 of the Code)

and the sum of subsections (i) through (iii) shall be reduced by the sum of:

(iv) the amount of Net Losses allocated to such Member pursuant to Section 4.01 or any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.05; plus

(v) the amount of cash and the Book Value of property, if any, distributed to such Member by the LLC (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to Section 752 of the Code); plus

(vi) the amount of any liabilities of such Member that are assumed by the LLC (other than liabilities that are secured by any property contributed by such Member to the LLC).

(b) (i) The Manager shall adjust the Book Values and Capital Account balances as of the Effective Time in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f)-(g) based upon the price of the Common Stock in the IPO and (ii) the Manager may adjust the Book Values and Capital Account balances in connection with any subsequent event described in Treasury Regulation Section 1.704-1(b)(2)(iv)(f); provided, however, that the Manager shall so adjust the Book Values and Capital Account balances if the aggregate amount of such an adjustment would be material.

(c) In the event that any Person is transferred Units of a Member in accordance with the provisions of Article VIII, such Person shall succeed to the Capital Account of the transferor Member to the extent the Capital Account relates to the transferred interest (or a portion thereof).

SECTION 5.04. Negative Capital Accounts. No Member shall be required to pay to any other Member or the LLC the amount of any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon the dissolution of the LLC).

SECTION 5.05. Loans From Members. Loans by Members to the LLC shall not be considered Capital Contributions. If any Member shall loan funds to the LLC in excess of the amounts required hereunder to be contributed by such Member to the capital of the LLC, the making of such loans shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such loans shall be a debt of the LLC to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

SECTION 5.06. Preparation of Tax Returns. The Manager shall cause the LLC to accurately prepare and timely file all tax returns required to be filed by the LLC and its Subsidiaries. In furtherance of the foregoing, the Company shall provide the Members with estimated Schedule K-1s by March 15 of each calendar year, which shall address the immediately preceding year.

SECTION 5.07. Tax Elections. The Manager shall cause the LLC and any Subsidiary that is a partnership for tax purposes to make an election pursuant to Section 754 of the Code (and any comparable elections under the applicable state and local tax laws) to adjust the tax basis of its assets in connection with transfers of Units, which elections shall be made on the tax returns of such entities for the taxable year that includes the Effective Time. Except as otherwise expressly provided herein, the Manager shall, in its sole discretion, determine whether to make or revoke any available election pursuant to the Code (or any state or local tax laws). Each Member will upon request supply any information reasonably necessary to give proper effect to any election.

SECTION 5.08. Tax Matters Member. The Manager is hereby designated the “Tax Matters Member” and is authorized and required to represent the LLC (at the LLC’s expense) in connection with all examinations of the LLC’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend LLC funds for professional services reasonably incurred in connection therewith. Each

Member agrees to cooperate with the LLC and the Tax Matters Member, and to do or refrain from doing any or all things reasonably requested by the LLC with respect to the conduct of such proceedings, including providing the Tax Matters Member with such information as the Tax Matters Member may reasonably request. The Tax Matters Member shall keep all Members fully informed of the progress of any examinations, audits or other proceedings. Each Member may, at its own expense, participate in any meetings with the relevant tax authorities.

ARTICLE VI

Books, Records, Accounting and Reports

SECTION 6.01. Records and Accounting. The LLC shall keep, or cause to be kept, appropriate books and records with respect to the LLC’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Members pursuant to Article IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

SECTION 6.02. Fiscal Year. The fiscal year (the “Fiscal Year”) of the LLC for financial statement and federal income tax purposes shall be the same and shall, except as otherwise required in accordance with the Code, end on December 31.

ARTICLE VII

LLC Units

SECTION 7.01. Units. LLC Interests shall be represented by Units. The authorized Units which the LLC has authority to issue consist of 50,000,000 Units. The Units will consist of a single class. The Manager may establish other classes from time to time in accordance with such procedures and subject to such conditions and restrictions as the Manager shall determine from time to time. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include any other classes that may be established in accordance with this Agreement. All Units of a particular class shall have identical rights in all respects as all other Units of such class, except in each case as otherwise specified in this Agreement.

SECTION 7.02. Register. The register of the LLC shall be the definitive record of ownership of each Unit and all relevant information with respect to each Member. Unless the Manager shall determine otherwise, Units shall be certificated as provided in Section 7.08 and recorded in the books and records of the LLC.

SECTION 7.03. Splits, Distributions and Reclassifications. The LLC shall not in any manner subdivide (by any Unit split, Unit distribution, reclassification,

recapitalization or otherwise) or combine (by reverse Unit split, reclassification, recapitalization or otherwise) the outstanding Units unless an identical event is occurring with respect to the Common Stock. In the event of any such subdivision or combination of the Common Stock, the Units shall automatically be subdivided or combined concurrently with and in the same manner as the Common Stock. The register of the LLC shall be adjusted accordingly and on a timely basis.

SECTION 7.04. Cancellation of Common Stock and Units. At any time a share of Common Stock is redeemed, repurchased, acquired, cancelled or terminated by the Corporation, one Unit registered in the name of the Manager will hereby automatically be cancelled for no consideration by the LLC so that the number of Units held by the Corporation at all times equals the number of shares of Common Stock outstanding. The register of the LLC shall be adjusted accordingly and on a timely basis.

SECTION 7.05. Incentive Plans. At any time the Corporation issues a share of Common Stock pursuant to an Incentive Plan (whether pursuant to the exercise of a stock option or the grant of a restricted share award or otherwise), the following shall occur: (a) the Corporation shall be deemed to contribute to the capital of the LLC an amount of cash equal to the current per share market price of a share of Common Stock on the date such share is issued (or, if earlier, the date the related option is exercised) and the Capital Account of the Corporation shall be adjusted accordingly; (b) the LLC shall be deemed to purchase from the Corporation a share of Common Stock for an amount of cash equal to the amount of cash deemed contributed by the Corporation to the LLC in clause (a) above (and such share is deemed delivered to its owner under the Incentive Plan); (c) the net proceeds (including the amount of any payments made on a loan with respect to a stock purchase award) received by the Corporation with respect to such share, if any, shall be concurrently transferred and paid to the LLC (and such net proceeds so transferred shall not constitute a Capital Contribution); and (d) the LLC shall issue to the Corporation one Unit registered in the name of the Corporation. The LLC shall retain any net proceeds that are paid directly to the LLC.

SECTION 7.06. Offerings of Common Stock. At any time the Corporation issues a share of Common Stock other than pursuant to an Incentive Plan, the net proceeds received by the Corporation with respect to such share, if any, shall be concurrently transferred to the LLC and the LLC shall issue to the Corporation one Unit registered in the name of the Corporation.

SECTION 7.07. Registered Members. The LLC shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

SECTION 7.08. Certification of Units. Each Unit shall be represented by a certificate in the form attached hereto as Schedule C (an “LLC Certificate”) and shall be imprinted with a legend in substantially the following form, in addition to any applicable legends required under the Escrow Agreement:

“THE UNITS REPRESENTED BY THIS LLC CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT OR STATE ACTS OR AN EXEMPTION THEREFROM. THE TRANSFER OF THE UNITS REPRESENTED BY THIS LLC CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF JUNE 19, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”) AND BY AND AMONG CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(a) Upon the conversion of each Member’s A Units, B Units, C Units, D Units and M Units referred to in Section 2.01, and upon each subsequent issuance of Units to any Member in accordance with the provisions of this Agreement, the LLC shall issue one or more LLC Certificates in the name of such Member. Each such LLC Certificate shall be denominated in terms of the number of Units evidenced by such LLC Certificate and shall be signed by the Manager on behalf of the LLC.

(b) The LLC shall issue a new LLC Certificate in place of any LLC Certificate previously issued if the holder of the Units represented by such LLC Certificate, as reflected on the books and records of the LLC:

(i) makes proof by affidavit, in form and substance satisfactory to the Manager, that such previously issued LLC Certificate has been lost, stolen or destroyed;

(ii) requests the issuance of a new LLC Certificate before the Manager has notice that such previously issued LLC Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Manager, delivers to the LLC a bond, in form and substance satisfactory to the Manager, with such surety or sureties as the Manager may direct, to indemnify the LLC and the Manager against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued LLC Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Manager and any applicable requirements under the Escrow Agreement.

(c) Upon a Member’s Transfer of any or all of the Units represented by an LLC Certificate in compliance with Article VIII hereof, the transferee of such Units shall deliver such LLC Certificate to the Manager for cancellation, and the Manager shall thereupon issue a new LLC Certificate to such transferee for the Units being transferred and, if applicable, cause to be issued to such transferor a new LLC Certificate for that number of Units represented by the canceled LLC Certificate which are not being transferred.

ARTICLE VIII

Transfer of LLC Interests

SECTION 8.01. Restrictions on Transfer. No Member may sell, assign, pledge, transfer or otherwise dispose of all or any portion of such Member’s Units (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a “Transfer”), unless (i) the prior written consent of the Manager is obtained, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal opinions and other documents that the Manager may require) as are determined by the Manager, in each case in the Manager’s sole discretion (ii) such Transfer complies with the provisions of this Article VIII and the relevant provisions of any agreements to which the LLC and such Member are parties and (iii) such transfer is accompanied by the delivery of an endorsed LLC Certificate. In the event that a Member transfers any Units pursuant to this Section 8.01, in connection with such transfer it shall also transfer a pro rata portion of its (i) Capital Account and (ii) credits for Capital Contributions to such transferee.

SECTION 8.02. Permitted Transfers. (a) Notwithstanding anything to the contrary in this Agreement, (i) each Member who is an individual may transfer all or a portion of his Units without consideration to (A) a member of such Member’s immediate family, which shall include his spouse, siblings, children or grandchildren (“Family Members”) or (B) a trust (including any grantor retained annuity trust), corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Member and/or one or more Family Members of such Member; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any Units, no Person other than such Member or one or more Family Members of such Member may be or may become beneficiaries, stockholders, limited or general partners or members thereof, (ii) each Member that is an entity may transfer all or a portion of its Units to any of its Affiliates (it being understood, in furtherance of and not in limitation of the foregoing, that Greenlight and Third Point may transfer Units held by them to an entity in which both Greenlight and Third Point hold equity interests that is an Affiliate of either Greenlight or

Third Point) and (iii) each Member that is a party to the Escrow Agreement may transfer all or a portion of its Units to any other party to the Escrow Agreement in connection with the true-up contemplated by Section 4.01(e) (the Persons referred to in the preceding clauses (i), (ii) and (iii) are each referred to hereinafter as a “Permitted Transferee”). A Permitted Transferee of Units pursuant to this Section 8.02 may transfer its Units pursuant to this Section 8.02 only to the transferor Member or to a Person that is a Permitted Transferee of such transferor Member (and in the case of a transfer by a Member who is an individual, only without consideration), provided, however, that all Permitted Transferees shall be subject to this Agreement and, if applicable, the Escrow Agreement and the Tax Benefit Sharing Agreement, in the same manner as the transferor. Transfers pursuant to this Section 8.02 shall not require the consent of the Manager.

SECTION 8.03. Permitted Exchanges. (a) Notwithstanding Section 8.01, each Member (other than the Corporation) shall be entitled to exchange, at any time and from time to time, any or all of such Member’s Units, on a one-for-one basis, for the same number of shares of Common Stock (the number of shares of Common Stock for which a Unit is entitled to be exchanged referred to herein as the “Exchange Rate”) by delivering a written notice to the Manager (and to the Corporation, if the Corporation is not the Manager) stating that such Member desires to exchange a number of Units specified in such notice into an equal number of shares of Common Stock, accompanied by instruments of transfer to the Corporation, duly executed by such Member or such Member’s duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to this Article VIII, in respect of the Units to be exchanged, in each case delivered during normal business hours at the principal executive offices of the Manager (and the Corporation, if the Corporation is not the Manager). The Manager shall use commercially reasonable efforts to effect any such exchange within one Business Day of receiving the requisite notice, instruments of transfer and transfer tax stamps or funds therefor, if required, as set forth in the preceding sentence. Notwithstanding the foregoing, no holder of a Unit shall be entitled to exchange such Unit for a share of Common Stock if such exchange would be prohibited under applicable federal or state securities laws or regulations.

(b) Upon the date any such Units are surrendered for exchange pursuant to this Section 8.03, all rights of the holder of such Units as such holder shall cease.

(c) The Exchange Rate shall be adjusted accordingly if there is: (1) any subdivision (by any unit split, unit distribution, reclassification, recapitalization or otherwise) or combination (by reverse unit split, reclassification, recapitalization or otherwise) of the Units that is not accompanied by an identical subdivision or combination of the Common Stock; or (2) any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Common Stock that is not accompanied by an identical subdivision or combination of the Units. In the event of a reclassification or other similar transaction as a result of which the shares of Common Stock are converted into another security, then a Member shall be entitled to receive upon exchange the amount of such security that such Member would have received if such exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction.

SECTION 8.04.  Further Restrictions. Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Member or transferee if:

(a) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(b) such Transfer would require the registration of such transferred Unit or of any class of Unit pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other foreign securities laws or would constitute a nonexempt distribution pursuant to applicable state securities laws;

(c) such Transfer would cause any portion of the assets of the LLC to constitute assets of any employee benefit plan pursuant to the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations;

(d) such Transfer would cause any portion of the assets of the LLC to become “plan assets” of any benefit plan investor within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations, or to be regulated under the Employee Retirement Income Security Act of 1974, as amended from time to time; or

(e) to the extent requested by the Manager (except in the case of a Transfer contemplated by Section 4.01(e) or Section 8.02), the LLC does not receive such legal and/or tax opinions and written instruments (including copies of any instruments of Transfer and such transferee’s consent to be bound by this Agreement as a transferee) that are in a form satisfactory to the Manager, as determined in the Manager’s sole discretion.

SECTION 8.05. Transferee’s Rights. (a) A transfer of an LLC Interest permitted hereunder shall be effective as of the date of assignment and compliance with the conditions to such transfer and such transfer shall be shown on the books and records of the LLC. Net Income, Net Losses and other LLC items shall be allocated between the transferor and the transferee according to Section 706 of the Code. Distributions made before the effective date of such transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the transferee.

(b) Unless and until a transferee becomes a Substituted Member pursuant to Section 8.07, the transferee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to transferees pursuant to this Agreement and to have the other rights granted to transferees pursuant to the Delaware Act.

SECTION 8.06. Transferor’s Rights and Obligations. Any Member who shall transfer any Units or other interest in the LLC shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest except that unless and until the transferee is admitted as a Substituted Member in accordance with the provisions of Section 8.07 (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date.

SECTION 8.07. Substituted Members. In connection with the transfer of a Unit of a Member permitted under the terms of this Agreement, and the other agreements contemplated hereby and thereby, the transferee shall become a Substituted Member on the later of (i) the effective date of such transfer and (ii) the date on which the Manager approves such transferee as a Substituted Member, and such admission shall be shown on the books and records of the LLC and the Substituted Member signs a letter of acceptance, in form satisfactory to the Manager, of all the terms and conditions of this Agreement, including, if applicable, the Escrow Agreement and the Tax Benefit Sharing Agreement, and signs such other documents and instruments as may be necessary or appropriate to effect such Person’s admission as a Substituted Member.

SECTION 8.08. Additional Members. A Person may be admitted to the LLC as an additional Member only in connection with a transfer of Units permitted under this Article VIII and only upon such Person furnishing to the Company (a) a letter of acceptance, in form satisfactory to the Manager, of all the terms and conditions of this Agreement, and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member. A Person may be admitted to the LLC as an additional Member through the issuance of new Units or other securities of the LLC with the prior written consent of the Manager and only upon such Person furnishing to the Company (a) a letter of acceptance, in form satisfactory to the Manager, of all the terms and conditions of this Agreement, including, if applicable, the Tax Benefit Sharing Agreement, and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member. Any admission of an additional Member pursuant to this Agreement shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the LLC.

SECTION 8.09. Attempted Transfer Void. Any attempted Transfer which violates the provisions of this Agreement shall be void and the purported buyer, transferee, pledgee, mortgagee or other recipient shall have no interest in or rights to LLC assets, profits, losses or distributions, and neither the Members nor the LLC shall be required to recognize any such interest or rights.

SECTION 8.10. Withdrawal. No Member may, or may be required to, withdraw from the LLC, except upon a Transfer of such Member’s Units in accordance with the provisions of this Agreement or upon a permitted repurchase or redemption of such Member’s Units pursuant to the provisions of this Agreement or any other agreement to which the LLC and such Member are parties.

SECTION 8.11. Required Amendments; Continuation. If and to the extent any transferee is admitted as a Member pursuant to Section 8.07, this Agreement shall be amended to admit such transferee as a Member and to reflect the elimination of the transferor (or the reduction of such Member’s interest) and (if and to the extent then required by the Delaware Act) a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act.

SECTION 8.12. Resignation. No Member shall have the right to resign or withdraw as a Member without the prior written consent of the Manager, which may be given or withheld in its sole discretion except to the extent that such resignation or withdrawal is effectuated in connection with a transfer, permitted under this Article VIII, by such Member of all Units held by it. Any Member that resigns without any required consent of the Manager in contravention of this Section 8.12 shall be liable to the LLC for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member, and such Member shall be entitled to receive the fair value of his, her or its interest in the LLC as of the date of his, her or its resignation (or, if less, the fair value of his, her or its interest as of the date of the occurrence of a liquidation or other winding-up of the LLC), as conclusively determined by the Manager, only promptly following the occurrence of a liquidation or other winding-up of the LLC.

ARTICLE IX

Dissolution and Liquidation

SECTION 9.01. Dissolution. The LLC shall not be dissolved by the admission of additional Members or Substituted Members. The LLC shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

(a) the entry of a decree of judicial dissolution of the LLC under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act;

(b) any other event not inconsistent with any provision hereof causing a dissolution of the LLC under the Delaware Act; or

(c) the Incapacity or removal of the Manager or the occurrence of a Disabling Event with respect to the Manager; provided that the LLC will not be dissolved or required to be wound up in connection with any of the events specified in this Section 9.01 if: (i) at the time of the occurrence of such event there is at least one other Member who is hereby authorized to, and elects to, carry on the business of the LLC; or (ii) all remaining Members consent to or ratify the continuation of the business of the LLC and the appointment of another managing member of the LLC within 90 days following the occurrence of any such Incapacity or removal, which consent shall be deemed (and if requested each Member shall provide a written consent for ratification) to have been given for all Members if the holders of more than two-thirds of the Units then outstanding agree in writing to so continue the business of the LLC.

Except as otherwise set forth in this Article IX, the LLC is intended to have perpetual existence. A withdrawal by a Member shall not cause a dissolution of the LLC, and the LLC shall continue in existence subject to the terms and conditions of this Agreement.

SECTION 9.02. Liquidation and Termination. On dissolution of the LLC, the Manager, or any other Person or Persons designated by the Manager, shall act as liquidator (the “Liquidator”). The Liquidator shall proceed diligently to wind up the affairs of the LLC and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be expenses of the LLC. Until final distribution, the Liquidator shall continue to operate the LLC properties with all of the power and authority of the Manager. The steps to be accomplished by the Liquidator are as follows:

(a) The Liquidator shall pay, satisfy or discharge from LLC funds all of the debts, liabilities and obligations of the LLC (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the Liquidator may reasonably determine).

(b) In the event that the LLC holds assets other than cash at the time of its dissolution, then as promptly as practicable after dissolution, the Liquidator shall (i) determine the Fair Market Value (the “Liquidation FMV”) of such assets (the “Liquidation Assets”) in accordance with this Article IX, and (ii) deliver to each Member a statement setting forth the Liquidation FMV and the amounts and recipients of such Distributions.

(c) The “Fair Market Value” of any Liquidation Assets shall be conclusively determined by the Liquidator, and shall be determined with the consultation of an independent appraiser and with good faith and fair dealing.

(d) As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Sections 9.02(b) and (c) above, the Liquidator shall promptly distribute the LLC’s Liquidation Assets to the holders of Units in accordance with Sections 4.01(a) and 4.01(f). Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Net Income or Net Loss (if any), which shall be allocated in accordance with Section 4.04. In making such distributions, the Liquidator shall allocate each type of Liquidation Assets (i.e., cash or cash equivalents, stock or securities, etc.) among the Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder.

The distribution of cash and/or property to a Member in accordance with the provisions of this Section 9.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the LLC and all the LLC’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the LLC, it has no claim against any other Member for those funds.

SECTION 9.03. Certificate of Cancellation. On completion of the distribution of LLC assets as provided herein, the LLC is terminated (and the LLC shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the LLC. The LLC shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 9.03.

SECTION 9.04. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the LLC and the liquidation of its assets pursuant to Section 9.02 in order to minimize any losses otherwise attendant upon such winding up.

SECTION 9.05. Return of Capital. The Liquidator shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from LLC assets).

ARTICLE X

Rights and Obligations of Members

SECTION 10.01. Limitation of Liability. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Member shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member or acting as a Member of the LLC; provided that a Member shall be required to return to the LLC any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the LLC. Each Member’s and the Manager’s liability shall be limited as set forth in this Agreement, the Delaware Act and other applicable law. The Manager shall have no liability for taking or failing to take any action required to be taken by it under this Agreement to the extent the Manager or the Members have agreed that such action shall be taken or not be taken, as the case may be. To the fullest extent permitted under the Delaware Act, no Member, the Manager or any officer of the LLC (each, a “Covered Person”) shall be liable to the LLC or to any of the Members for any losses, claims, damages or liabilities arising (i) by reason of being or having been a Covered Person or (ii) from any act or omission performed or omitted by the Covered Person in connection with this Agreement or the LLC’s business or affairs (including any error in judgment in making any investment decisions), including losses due to the negligence of other agents of the LLC, except for any losses, claims, damages or liabilities primarily attributable to such Covered Person’s willful misconduct, recklessness, or gross negligence, as finally determined by a court of competent jurisdiction, or as otherwise required by law.

SECTION 10.02. Exculpation. (a) No Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company unless such act or omission was performed or omitted by such Covered Person in bad faith. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard (including any legal or equitable standard of fiduciary or other duty) imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

SECTION 10.03. Lack of Authority. No Member in its capacity as such has the authority or power to act for or on behalf of the LLC in any manner, to do any act that would be (or could be construed as) binding on the LLC or to make any expenditures on behalf of the LLC, and the Members hereby consent to the exercise by the Manager of the powers conferred on it by law and this Agreement.

SECTION 10.04. No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any LLC property, or the right to own or use particular or individual assets of the LLC.

SECTION 10.05. Indemnification. (a) The LLC hereby agrees to indemnify and hold harmless any Covered Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the LLC to provide broader indemnification rights than the LLC is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) (collectively “Losses”) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member, Manager or Officer. The LLC may, as determined by the Manager, also indemnify and hold harmless any Indemnified Person to the fullest extent permitted under the Delaware Act who is or was serving as an employee or agent of the LLC or is or was serving at the request of the LLC as a managing member, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including any of the LLC’s Subsidiaries). Expenses, including attorney fees, incurred by any such Indemnified Person in defending a proceeding otherwise indemnifiable hereunder shall be paid by the LLC in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the LLC. Notwithstanding the foregoing, no indemnification shall be provided by the LLC with respect to any Losses that resulted from action or inaction of such Indemnified Person that, in each case, constituted gross negligence, willful misconduct, a breach of the Indemnified Party’s fiduciary duty to the LLC or an act that was not in good faith, that involved a knowing violation of law or from which the Indemnified Person derived an improper personal benefit.

(b) The right to indemnification and the advancement of expenses conferred in this Section 10.05 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by-law or otherwise.

(c) The LLC may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 10.05(a) above whether or not the LLC would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 10.05.

(d) Notwithstanding anything contained herein to the contrary (including in this Section 10.05), any indemnity by the LLC relating to the matters covered in this Section 10.05 shall be provided out of and to the extent of LLC assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the LLC.

(e) If this Section 10.05 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the LLC shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 10.05 to the fullest extent permitted by any applicable portion of this Section 10.05 that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XI

General Provisions

SECTION 11.01. Power of Attorney. (a) Each Member hereby constitutes and appoints the Manager and the Liquidator, with full power of substitution,

as his true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (i) this Agreement, all certificates and other instruments and all amendments thereof which are in accordance with the terms of this Agreement and which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the LLC as a limited liability company in the State of Delaware and in all other jurisdictions in which the LLC may conduct business or own property, (ii) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement which is in accordance with its terms, (iii) all conveyances and other instruments or documents which the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the LLC pursuant to the terms of this Agreement, including a certificate of cancellation and (iv) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his or its LLC Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

SECTION 11.02. Further Action. The parties shall execute and deliver all documents, instruments, and certificates, provide all information, and take or refrain from taking all such further actions as may be necessary or appropriate to achieve the purposes of this Agreement and effect the provisions hereof, as determined by the Manager.

SECTION 11.03. Amendments. This Agreement may not be amended except in writing and with the consent of the Manager, which may be withheld in its sole discretion; provided, however, that any amendment or modification that adversely affects the rights of one or more Members under this Agreement, in their capacity as such, in a manner that is materially different from the manner in which such amendment or modification affects the rights of other Members under this Agreement, in their capacity as such, shall require the consent of each such adversely affected Member; provided, further, however, that any amendment to Sections 4.01(b), (c), (d) or (e), 5.02, 8.03 and this 11.03, and any defined terms that are used in those sections, shall require the consent of each of Greenlight, Third Point and each Management Member.

SECTION 11.04. Title to LLC Assets. LLC assets shall be deemed to be owned by the LLC as an entity, and no Member, individually or collectively, shall have any ownership interest in such LLC assets or any portion thereof. Legal title to any or all LLC assets may be held in the name of the LLC, the Manager or one or more nominees, as the Manager may determine. The Manager hereby declares and warrants that any LLC assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Manager or such nominee for the use and benefit of the LLC in accordance with the provisions of this Agreement. All LLC assets shall be recorded as the property of the LLC on its books and records, irrespective of the name in which legal title to any such LLC asset is held.

SECTION 11.05. Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

SECTION 11.06. Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

SECTION 11.07. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 11.08. Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

SECTION 11.09. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 11.10. Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth on the signature pages or Schedules hereto, and/or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Manager or the LLC shall be deemed given if received by the Manager at the principal office of the LLC, designated pursuant to Section 2.05.

SECTION 11.11. Creditors; Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the LLC or any of its Affiliates, and no creditor who makes a loan to the LLC or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the LLC in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Net Income, Net Losses, Distributions, capital or property other than as a secured creditor. Except to the extent contemplated by Section 10.05, there are no third party beneficiaries having rights under or with respect to this Agreement.

SECTION 11.12. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 11.13. Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

SECTION 11.14. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

SECTION 11.15. Waiver of Certain Rights. Each Member irrevocably waives any right it may have to demand any Distributions or withdrawal of property from the LLC or to maintain any action for dissolution (except pursuant to Section 18-802 of the Delaware Act) of the LLC or for partition of the property of the LLC.

SECTION 11.16. Survival. Section 10.01 (Limitation of Liability) and Section 10.05 (Indemnification) shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the LLC.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

BIOFUEL ENERGY, LLC,
by	/s/ Scott H. Pearce
Name: Scott H. Pearce
Title: President and CEO

BIOFUEL ENERGY CORP.,
by	/s/ Scott H. Pearce
Name: Scott H. Pearce
Title: President and CEO

Address for Notices:

BioFuel Energy Corp. 1801 Broadway, Suite 1060 Denver, CO 80202 Attention of Michael N. Stefanoudakis Fax: (303) 592-8117

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

GREENLIGHT CAPITAL, L.P.,
by	GREENLIGHT CAPITAL, LLC, its general partner,
	by	/s/ David Einhorn
Name: David Einhorn
Title: Senior Managing Member

GREENLIGHT CAPITAL QUALIFIED, L.P.,
by	GREENLIGHT CAPITAL, LLC, its general partner,
	by	/s/ David Einhorn
Name: David Einhorn
Title: Senior Managing Member

Address for Notices:

c/o GREENLIGHT CAPITAL, INC. 140 East 45th Street, 24th Floor New York, NY 10017 Attention of Chief Operating Officer

With a copy to:

Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, TX 75201 Attention of Eliot D. Raffkind Tel: (214) 969-4667

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

THIRD POINT PARTNERS L.P.,

by	THIRD POINT ADVISORS L.L.C., its general partner,

	by	/s/ Justin Nadler
Name: Justin Nadler
Title: Authorized Signatory

THIRD POINT PARTNERS QUALIFIED, L.P.,

by	THIRD POINT ADVISORS L.L.C., its general partner,

	by	/s/ Justin Nadler
Name: Justin Nadler
Title: Authorized Signatory

Address for Notices:

390 Park Avenue
18th Floor
New York, NY 10018

With a copy to:
Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention of Holly K. Youngwood Tel: (212) 728-8512

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Daniel S. Loeb
Daniel S. Loeb

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Lawrence J. Bernstein
Lawrence J. Bernstein

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Todd Q. Swanson
Todd Q. Swanson

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Thomas J. Edelman
Thomas J. Edelman

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

WCIOSAQ CORP.,

by	/s/ Max W. Batzer
Name: Max W. Batzer
Title: Director

Address for Notices:
c/o Wynnefield Capital Inc.
Attn: Max W. Batzer
450 Seventh Ave., Suite 509
New York, NY 10123

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

Snyder Family Investments L.P.,

by	/s/ John C. Snyder
By: Snyder Operating Company, LLC
Its: General Partner
By: John C. Snyder
Its: President

Address for Notices:

201 Main Street, Suite 1450
Fort Worth, TX 76102-3108

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

NANCY AND JOHN SNYDER FOUNDATION,

by	/s/ John C. Snyder
Name: John C. Snyder
Title: President

Address for Notices:

201 Main Street, Suite 1450
Fort Worth, TX 76102-3108

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Barrie M. Damson
Barrie M. Damson

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Lance T. Shaner
Lance T. Shaner

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Elliot Jaffe
Elliot Jaffe

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Scott H. Pearce
Scott H. Pearce

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Daniel J. Simon
Daniel J. Simon

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Irik P. Sevin
Irik P. Sevin

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

BIOFUEL PARTNERS, LLC,

by
/s/ Thomas J. Edelman
Name: Thomas J. Edelman
Title: Manager

Address for Notices:
667 Madison Ave
4th Floor
New York, NY 10021

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Eric D. Streisand
Eric D. Streisand

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ JonAlan C. Page
JonAlan C. Page

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

ETHANOL BUSINESS GROUP, LLC,

by	/s/ Robert L. Swain
	Name:	Robert L. Swain
	Title:	Member
Address for Notices:
3461 Frances Berkeley
Williamsburg, VA 23188

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Michael N. Stefanoudakis
Michael N. Stefanoudakis

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ William W. Huffman, Jr.
William W. Huffman, Jr.

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ David J. Kornder
David J. Kornder

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Timothy S. Morris
Timothy S. Morris

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

CARGILL BIOFUELS INVESTMENTS, LLC,

by	/s/ Dennis C. Inman
Name: Dennis C. Inman Title: Director-Cargill Biofuels Investments

Address for Notices:
15407 McGinty Road West
Wayzata, MN 55391-2399
Attn: Ethanol Strategic
Account Leader / MS 62

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Christine Eklund
Christine Eklund

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Robert Crockett
Robert Crockett

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Marc Smyth
Marc Smyth

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on his behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

/s/ Timothy DeFoe
Timothy DeFoe